COUNTRYWIDE INVESTMENT TRUST
              Amendment to Restated Agreement and Declaration of Trust
                     Establishment and Designation of Series

    Effective as of May 19, 1997 the Trustees of Countrywide Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 4.1 of
Article IV of the Restated Agreement and Declaration of Trust dated August 26, 1993 as the same may be amended from time to time (the "Declaration"), established and designated a new serties of the Trust, "Intermeidate Bond
Fund" according to the following resolutions:

     RESOLVED, that a new series of Countrywide Investment Trust be and it hereby is established and that such new series be and it hereby is designated as the "Intermediate Bond Fund"; and

     FURTHER  RESOLVED,   that  the  relative  rights  and  preferences  of  the
     new series shall be those  rights  and preferences set forth in Section
     4.2 of  the Declaration of Trust; and

     FURTHER RESOLVED, that the Trust be, and it hereby is, authorized to issue and sell shares of the Intermediate Bond Fund from time to time at its price per share of not less than the net asset value thereof; and

     FURTHER RESOLVED, that the officers of the Trust be and they hereby are authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hand as of the 16th day of March, 2000.

                                              /s/ Oscar P. Robertson
     ---------------------------------        ---------------------------------
     Robert H. Leshner                        Oscar P. Robertson

     /s/ William O. Coleman                  /s/ Nelson Schwab, Jr.
     ---------------------------------       -----------------------------------
     William O. Coleman                      Nelson Schwab, Jr.

     /s/ Phillip R. Cox                      /s/ Robert E. Stautberg
     ---------------------------------       ----------------------------------
     Phillip R. Cox                          Robert E. Statuberg

     /s/ H. Jerome Lerner
     ---------------------------------       -----------------------------------
     H. Jerome Lerner                        Joseph S. Stern, Jr.

     /s/ Jill T. McGruder
     ---------------------------------
     Jill T. McGruder

                       COUNTRYWIDE INVESTMENT TRUST
            Amendment to Restated Agreement and Declaration of Trust
                    Establishment and Designation of Classes

         The Board of Trustees of Countrywide Investment Trust, a Massachusetts business trust ("CIT"), acting pursuant to Sections 4.1 and 4.2 of Article IV of the Restated Agreement and Declaration of Trust dated August 26, 1993, as the same may be amended from time to time (the "Declaration"), at a meeting duly held on August 25, 1999 established an additional sub-series or class of Shares, Class C Shares, of its series Intermediate Bond Fund (the "Fund"), as follows:

        "WHEREAS,the issuance of Class A shares and Class C shares by the Intermediate Bond Fund under the terms discussed is in the best interests of the Fund and its shareholders;

        THEREFORE, BE IT RESOLVED, that CIT be, and it hereby is, authorized to issue and sell Class A shares and Class
            C shares of the Intermediate Bond Fund from time to time at their respective prices per share of not less than the respective net asset values thereof; and

        FURTHER RESOLVED, that such issuances and sales be made substantially in conformity with and subject to all of the provisions, terms and conditions set forth in the Prospectus and Statement of Additional Information of the Fund as they may be amended and/or supplemented from time to time; and

        FURTHER RESOLVED, that when any of the Class A shares or Class C shares of the Intermediate Bond Fund shall have been so issued and sold, they shall be deemed to be validly issued, fully paid and nonassessable by the Trust."

        IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hand as of the 16th day of March, 2000.

                                                     /s/ Phillip R. Cox
----------------------                               ------------------------
Robert H. Leshner                                    Phillip R. Cox

/s/ W O Coleman                                      /s/ H. Jerome Lerner
----------------------                               ------------------------
William O. Coleman                                   H. Jerome Lerner

/s/ Jill T. McGruder
----------------------
Jill T. McGruder

/s/ Oscar Robertson
-----------------------
Oscar P. Robertson

/s/ Nelson Schwab Jr.
----------------------
Nelson Schwab, Jr.

/s/ Robert E. Stautberg
-----------------------
Robert E. Stautberg


----------------------
Joseph S. Stern, Jr.

                       COUNTRYWIDE INVESTMENT TRUST
                         CERTIFICATE OF AMENDMENT
                                   TO
                RESTATED AGREEMENT AND DECLARATION OF TRUST

         WHEREAS, Section 7.3 of the Restated Agreement and Declaration of Trust dated August 26, 1993 (as amended from time to time, the "Declaration") of Countrywide Investment Trust, a Massachusetts business trust (the "Trust") provides that the Trustees of the Trust may amend the Declaration without the vote or consent of Shareholders having the purpose, inter alia, of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision thereof which is defective or inconsistent with the Investment Company Act of 1940.

          WHEREAS, the Trustees have determined in good faith that Section 4.1 of the Declaration should be amended under the aforesaid Section 7.3 in order to clarify that any one or more sub-series or classes, which may be issued as contemplated by said Section 4.1 of the Declaration, may have such differences among sub-series as the Board of Trustees shall from time to time determine to be permitted by the provisions of the Investment Company Act of 1940 or other applicable laws, including differences in the rate or rates of dividends or distributions.

          NOW THEREFORE, the Trustees do hereby amend the Declaration, effective as of March 16, 2000 by substituting for the fourth sentence of the second paragraph of Section 4.1 the following (underscored text represents changed text):

               All shares of each Series shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions without distinction between the shares of different Sub-Series thereof, except with respect to such differences among such Sub-Series as the Board of Trustees shall from time to time determine to be PERMITTED BY the 1940 Act or other applicable laws, including differences in the rate of dividends or distributions.

          IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hand as of the 16th day of March, 2000.

     /s/ Robert H. Leshner                  /s/ Oscar P. Robertson
     -----------------------------          ----------------------------
     Robert H. Leshner                      Oscar P. Robertson

     /s/ William O. Coleman                 /s/ Nelson Schwab, Jr.
     -----------------------------          ----------------------------
     William O. Coleman                     Nelson Schwab, Jr.

     /s/ Phillip R. Cox                     /s/ Robert E. Stautberg
     -----------------------------          ----------------------------
     Phillip R. Cox                         Robert E. Stautberg

     /s/ H. Jerome Lerner
     -----------------------------          ----------------------------
     H. Jerome Lerner                       Joseph S. Stern, Jr.

     /s/ Jill T. McGruder
     -----------------------------
     Jill T. McGruder